SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 31, 2014

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24,016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information required by this Item 1.01 is set forth in Item 2.03 below in respect of the Note Agreement, the Notes, and the Guaranty, which are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 31, 2014, Roanoke Gas Company (“Roanoke”), the wholly-owned utility subsidiary of RGC Resources, Inc. (“Resources”) entered into a Note Purchase Agreement (“the Note Agreement”) with The Prudential Insurance Company of America, Par U Hartford Life & Annuity Comfort Trust and Pruco Life Insurance Company of New Jersey that provides for the issuance by Roanoke of an aggregate of $30.5 million of unsecured, Senior Notes (“Notes”). Pursuant to the Note Agreement, the Notes will be issued by Roanoke on September 18, 2014. The Notes are an unsecured obligation of Roanoke and bear an interest rate of 4.26% per annum. The unpaid principal balances of the Notes are due on September 18, 2034. Accrued interest on the Notes will be payable each June and December, beginning December 2014.
The primary purpose of the Notes is to refinance Roanoke’s existing short term and long term debt.
The Note Agreement includes certain events of default to which the Notes are subject, including payment default on the Notes and certain other indebtedness and obligations of Roanoke and bankruptcy, insolvency or similar events. Roanoke may, at its option, prepay the Notes in whole or in part at any time upon payment of a prepayment premium, subject to certain payment amount limitations and notice requirements set forth in the Note Agreement. The Notes may be accelerated by one or more of the Note holders upon the occurrence of payment defaults of the Notes, certain other indebtedness and obligations of Roanoke, and other events of default. The Notes are automatically accelerated and immediately due upon the occurrence of any bankruptcy, insolvency or similar event.
The Note Agreement sets forth certain representations, warranties and covenants to which Roanoke is subject, including financial covenants that limit Consolidated Long Term Indebtedness to not more than 65% of Consolidated Total Capitalization and Priority Indebtedness to not more than 15% of Consolidated Total Assets (as such terms are defined in the Note Agreement).
On July 31, 2014, Resources entered into a parent guaranty (the “Guaranty”) for Roanoke’s payment and performance obligations as set forth in the Note Agreement. Resources has agreed that if Roanoke defaults on the payment or performance of the Guaranteed Obligations (as such terms are defined in the Guaranty), Resources will promptly pay or perform the same and pay to the Note holders such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under the Note Agreement, including reasonable counsel fees.

The Note Agreement and the form of Notes are attached as Exhibit 10.1. The form of the Guaranty is attached as Exhibit 10.2. The descriptions of the Note Agreement, Notes and Guaranty are qualified in their entireties by reference to the full text of such documents.

ITEM 9.01.    FINANCIAL STATEMENT AND EXHIBITS.

(d)    Exhibits.

10.1
Note Purchase Agreement for 4.26% Senior Guaranteed Notes due September 18, 2034 in the original principal amount of $30,500,000 in favor of The Prudential Insurance Company of America, PAR U Hartford Life & Annuity Comfort Trust and PRUCO Life Insurance Company of New Jersey.

10.2
Unconditional Parent Guaranty by RGC Resources, Inc. in favor of each of the holders of the notes: The Prudential Insurance Company of America, PAR U Hartford Life & Annuity Comfort Trust and PRUCO Life Insurance Company of New Jersey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: August 4, 2014	By: /s/Paul W. Nester
Paul W. Nester
Vice President, Treasurer and CFO